Xiaflex Phase III Results Conference Call June 3, 2008 TM Exhibit 99.2

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Demographics CORD I CORD II Sites Enrolling 16 US 5 Australia Number of Evaluable Subjects 306 66 Xiaflex Patients 203 45 Placebo Patients 103 21 MP : PIP Enrolled 2:1 1:1

CORD I - % of Patients Achieving Less Than or Equal to 5 degrees Contractures Post Treatment
p < 0.001
Comparison of XIAFLEX vs Placebo
Percent with Success(%)
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
64.0%
6.8%
XIAFLEX (N=203)
Placebo (N=103)

CORD I - % of Patients Achieving At Least 50% reduction in Contracture Post-treatment
Percent (%) with Improvement
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
84.7%
p < 0.001
Comparison of XIAFLEX vs Placebo
11.7%
XIAFLEX (N=203)
Placebo (N=103)

CORD I
79.3% reduction in contracture for XIAFLEX patients
vs.
8.6% reduction for Placebo patients (p<0.001)
60
50
40
30
20
10
0
Degrees
50.2
12.2
49.1
45.7
Baseline
Last
XIAFLEX (N=203)
Placebo (N=103)

CORD II
Efficacy
77.8%
70.5%
14.3%
13.6%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
80.0%
90.0%
100.0%
At least 50% Reduction in
Contracture
Mean % Reduction
XIAFLEX (N=45)
Placebo (N=21)
p < 0.001 Comparison of
XIAFLEX vs Placebo
p < 0.001 Comparison of
XIAFLEX vs Placebo

Serious Adverse Events Possibly Related to Xiaflex
Number Rate
Tendon / Ligament:
Confirmed Tendon Rupture 3 0.14%
Unconfirmed Tendon Rupture 1 0.05%
Ligament Injury 1   0.05%
Total Tendon / Ligament 5 0.24%
Deep Vein Thrombosis 1 0.05%
Complex Regional Pain Syndrome 1   0.05%
Total 7   0.33%
Note:  > 2,000 injections in approximately 850 patients from CORD I and
II, Joint I & II and PK Study.

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